                     DOMESTIC SUBSIDIARY SECURITY AGREEMENT

         This DOMESTIC SUBSIDIARY SECURITY AGREEMENT (this "Agreement") dated as of April 17, 2001, is entered into by and among each of the entities which are or become a party hereto from time to time by executing a copy of this Agreement or a joinder hereto (collectively, the "Debtors") and LASALLE BANK NATIONAL ASSOCIATION, (f/k/a LaSalle National Bank) a national banking association ("LaSalle") as Administrative Agent for the Lenders described below (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, Administrative Agent, the Lenders parties thereto (the "Lenders") and CCC Information Services Inc., a Delaware corporation ("Borrower") entered into that certain Amended and Restated Credit Facility Agreement dated as of October 29, 1998, as amended by that certain Waiver and Amendment to Amended and Restated Credit Facility Agreement dated as of October 20, 2000, and that certain Second Waiver and Amendment to Amended and Restated Credit Facility Agreement dated as of February 15, 2001 (the "Original Credit Agreement");

         WHEREAS, Administrative Agent, the Lenders and the Borrower now desire to amend the Original Credit Agreement pursuant to that certain Waiver and Third Amendment to Amended and Restated Credit Facility Agreement dated as of even date herewith (the "Waiver and Amendment"), to, among other things, waive certain Events of Default under certain financial covenants (the Original Credit Agreement as amended by the Waiver and Amendment and as may be further amended, restated or otherwise modified from time to time, the "Credit Agreement");

         WHEREAS, the Lenders have agreed to make certain loans to, and issue or participate in letters of credit for the account of, and to extend other financial accommodations to, Borrower pursuant to the terms and conditions of the Credit Agreement;

         WHEREAS, each Debtor, as a direct or indirect subsidiary of the Borrower, will derive substantial direct and indirect economic benefits from the extension of such financial accommodations to Borrower;

         WHEREAS, the Administrative Agent and the Lenders have required, as a further condition to entering into the Waiver and Amendment and to extending such financial accommodations, that each Debtor enter into this Agreement;

         WHEREAS, each of the Debtors has executed and delivered a guaranty (as amended, restated or otherwise modified from time to time, the "Guaranty") of the obligations of the Borrower under the Credit Agreement, the Notes and other Loan Documents; and

         WHEREAS, the obligations of the Debtors under the Guaranty are to be secured pursuant to this Agreement;

         NOW, THEREFORE, for and in consideration of the Administrative Agent and the Lenders agreeing to enter into the Waiver and Amendment and in consideration of any loan,

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advance or other financial accommodation heretofore or hereafter made to
Borrower under or in connection with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS; OTHER INTERPRETIVE PROVISIONS. When used herein, (a) the terms "Account," "Certificated Security," "Chattel Paper," "Deposit Account," "Document," "Equipment," "Financial Asset," "Fixture," "Goods," "Inventory," "Instrument," "Investment Property," "Security," "Proceeds," "Security Entitlement" and "Uncertificated Security" have the respective meanings assigned thereto in the UCC (as defined below); (b) the terms "Commercial Tort Claims," "Electronic Chattel Paper," "Health Care Insurance Receivables," "Letter-of-Credit Rights," "Payment Intangibles," "Software," "Supporting Obligations" and "Tangible Chattel Paper" have the respective meanings assigned thereto in the UCC Revisions (as defined below); (c) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in the Credit Agreement; and (d) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

         "Account Debtor" means, the party who is obligated on or under any Account, Contract Right, Chattel Paper or General Intangible.

         "Assignee Deposit Account" - see SECTION 4.

         "Collateral" means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

         "Computer Hardware and Software" means, with respect to any Debtor, all of such Debtor's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in CLAUSE (i) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in CLAUSES (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

         "Contract Right" means, with respect to any Debtor, any right of such Debtor to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

         "Default" means any Event of Default.

         "General Intangibles" means, with respect to any Debtor, all of such Debtor's "general intangibles" as defined in Article 9 of the UCC and, in any event, includes (without limitation) all of such Debtor's rights in Intellectual Property, customer lists, Software, software

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

programs, mask works, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

         "Intellectual Property" means, with respect any Debtor, all of such Debtor's past, present and future rights in: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs), mask works and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; flow diagrams, specifications, computer software, source codes, object codes, executable code, data, databases; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

         "Intellectual Property - Related Assets" means, with respect to any Debtor, all of such Debtor's tangible property manifesting, incorporating or embodying Intellectual Property, including but not limited to, books, records, writings, computer tapes or disks.

         "Lender Party" means each Lender under and as defined in the Credit Agreement and any Affiliate of such a Lender which is a party to a Hedging Agreement with the Borrower.

         "Liabilities" means, as to each Debtor, all obligations (monetary or otherwise) of such Debtor under the Guaranty, any other Loan Document to which it is a party and any other document or instrument executed in connection therewith by it, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

         "Non-Tangible Collateral" means, with respect to any Debtor, collectively, such Debtor's Accounts, Contract Rights and General Intangibles.

         "Organization I.D. Number" means, with respect to any Debtor, the organizational identification number assigned to such Debtor by the applicable governmental unit or agency of the jurisdiction of organization for such Debtor.

         "Type of Organization" means, with respect to any Debtor, the kind or type of entity of such Debtor, such as a corporation or limited liability company.

         "UCC" means the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement, as may be amended or otherwise modified, including by the UCC Revisions; PROVIDED that, as used in SECTION 8 hereof, "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

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

         "UCC Revisions" means, the revisions to Article 9 and other Articles of Illinois' Uniform Commercial Code, as adopted by the State of Illinois, effective July 1, 2001.

         Unless otherwise expressly provided herein, references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document. The term "including" is not limiting and means "including, without limitation".

         2. GRANT OF SECURITY INTEREST. As security for the payment of all Liabilities, each Debtor hereby assigns to the Administrative Agent for the benefit of the Lender Parties, and grants to the Administrative Agent for the benefit of the Lender Parties a continuing security interest in, the following, whether now or hereafter existing or acquired:

         All of such Debtor's:

         (i)      Accounts, including Health Care Insurance Receivables;

         (ii) Certificated Securities, except to the extent provided in that certain Pledge Agreement of Domestic Subsidiaries dated as of the date hereof (collectively, the "Excepted Equity Interests");

         (iii)    Chattel Paper;

         (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

         (v)      Contract Rights;

         (vi)     Deposit Accounts;

         (vii)    Documents;

         (viii)   Financial Assets (other than the Excepted Equity Interests);

         (ix) General Intangibles, including Payment Intangibles and Software (other than Excepted Equity Interests);

         (x) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefore;

         (xi)     Instruments;

         (xii)    Intellectual Property;

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

         (xiii)   Intellectual Property - Related Assets;

         (xiv)    Investment Property (other than the Excepted Equity
                  Interests);

         (xv)     money (of every jurisdiction whatsoever);

         (xvi)    Letter-of-Credit Rights;

         (xvii)   Security Entitlements;

         (xviii)  Supporting Obligations;

         (xix) Uncertificated Securities (other than the Excepted Equity Interests); and

         (xx) to the extent not included in the foregoing, other personal property of any kind or description;

                 together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; PROVIDED, HOWEVER, that in no event shall the Collateral include, and no Debtor shall be deemed to have granted a security interest in (i) any rights or interests in any license, contract or agreement to which any Grantor is a party to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) or any successor provision of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law including, without limitation, 9-406, 9-407 or 9-408 of the UCC Revisions) or (ii) any Equipment or other assets subject to a Lien permitted under Sections 5.5(a),
                 (b) or (i) of the Credit Agreement to the extent that the agreements governing the indebtedness secured by such Liens prohibit the granting of a security interest to the Administrative Agent hereunder; PROVIDED, that immediately upon the ineffectiveness, lapse or termination of any such restriction, the Collateral shall include, and such Debtor shall be deemed to have granted a security interest in, all such rights and interests or Equipment or other assets, as the case may be, as if such provision had never been in effect; and PROVIDED, FURTHER, that notwithstanding any such restriction, Collateral shall, to the extent such restriction does not by its terms apply thereto, include all rights incident or appurtenant to any such rights or interests and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such rights and interest. Upon request of the Administrative Agent, such Debtor will in good faith use commercially reasonable efforts to obtain consent for the creation of a security interest in favor of the Administrative Agent (and to Administrative Agent's enforcement of such security interest) in such Debtor's rights under such lease, or license or other agreement.

         3. WARRANTIES. Each Debtor warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Administrative Agent or in connection with liens expressly permitted by the Credit Agreement ("Permitted Liens")) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute this Agreement and perform such Debtor's obligations hereunder, and to subject the Collateral to the security interest hereunder (subject to licenses and leases which expressly prohibit the granting of a security interest therein, which prohibition is enforceable under applicable law); (iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Administrative Agent or any Lender Party is and will be true and correct in all material respects as of the date furnished; (iv) such Debtor's state of incorporation or organization, Type of Organization, Organization I.D. Number, and place of business (or, if such Debtor has more than one place of business, its chief executive office), as of the date hereof, are as set forth on Schedule I hereto (and except as set forth on Schedule I hereto, such Debtor has not changed its state of incorporation or organization, nor maintained its place of business (or, if such Debtor has more than one place of business, its chief executive office) at any other location at any time after January 1, 1995); (v) each other location where such Debtor maintains a place of business, as of the date hereof, is set forth on Schedule II hereto; (vi) except as set forth on Schedule III hereto, such Debtor is not, as of the date hereof, known and during the five years preceding the date hereof has not previously been known by any trade name;
(vii) such Debtor's exact legal name, as of the date hereof, is as set forth on the signature pages of this Agreement and except as set forth on Schedule III hereto, during the five years preceding the date hereof, such Debtor has not been known by any legal name different from the one set forth on the signature pages of this Agreement nor has such Debtor been the subject of any merger or other corporate or organizational reorganization; (viii) Schedule IV hereto contains a complete listing as of the date hereof of all Intellectual Property which is the subject of a registration or application on the date hereof (setting forth only registration numbers and filing dates for pending patents); (ix) such Debtor is duly organized, validly existing and in good standing under the laws of the state of its organization; (x) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor's corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of such Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon such Debtor; (xi) this Agreement is a legal, valid and binding obligation of such Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (xii) such Debtor is in compliance in all material respects with all laws (including the provisions of the Fair Labor Standards Act), rules, regulations, administrative orders and judicial decrees of every governmental authority (federal, state, local and otherwise) applicable to it, its operations and its properties the non-compliance with which could reasonably be expected to result in a Material Adverse Effect;
(xiii) Schedule V hereto contains a

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

complete listing, as of the date hereof, of all of such Debtor's Deposit Accounts, Investment Property, Letter-of-Credit Rights, Chattel Paper, Electronic Chattel Paper, and Commercial Tort Claims and all Instruments and Documents which Instruments and Documents are in excess of $25,000 individually or in excess of $50,000 in the aggregate; (xiv) except as set forth on Schedule VI hereto, as of the date hereof such Debtor has no tangible Collateral located outside of the United States; (xv) Schedule VII hereto contains a complete listing, as of the date hereof, of each third party and location of such Debtor's tangible Collateral located with any bailee, warehousemen or other third parties; and (xvi) Schedule VIII hereto contains a complete listing as of the date hereof of all of such Debtor's Collateral which is subject to certificate of title statutes.

         4. COLLECTIONS, ETC. Until such time, during the existence of a Default, as the Administrative Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Credit Agreement), the cash Proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Administrative Agent may reasonably request or, in the absence of such request, as such Debtor may deem advisable, and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Administrative Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify an Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to or for the benefit of the Administrative Agent, and enforce, by suit or otherwise, the obligations of an Account Debtor or other Person obligated on Collateral and exercise the rights of such Debtor with respect to the obligation of the Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to such Debtor and with respect to any property that secures the obligations of the Account Debtor or other Person obligated on the Collateral. In connection with the exercise of such rights and remedies, Administrative Agent may surrender, release or exchange all or any part of such Collateral, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon the request of the Administrative Agent during the existence of a Default, each Debtor will, at its own expense, notify any or all parties obligated on any of the Non-Tangible Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

         Upon request by the Administrative Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Administrative Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Administrative Agent) which may be received by such Debtor at any time in full or partial payment or otherwise

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

as Proceeds of any of the Collateral. Except as the Administrative Agent may otherwise consent in writing, any such items which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Administrative Agent until delivery is made to the Administrative Agent. Each Debtor will comply with the terms and conditions of any consent given by the Administrative Agent pursuant to the foregoing sentence.

         After the date hereof and following written notice by Administrative Agent during the existence of a Default, all items or amounts which are delivered by any Debtor to the Administrative Agent on account of partial or full payment or otherwise as Proceeds of any of the Collateral shall be deposited to the credit of a deposit account (an "Assignee Deposit Account") of such Debtor with LaSalle (or another financial institution selected by the Administrative Agent) over which the Administrative Agent has sole dominion and control, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Administrative Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account toward payment of the Liabilities, whether or not then due, in such order of application as required in SECTION 1.5.3 of the Credit Agreement, and the Administrative Agent may, from time to time, in its discretion, release all or any of such balance to the applicable Debtor.

         During the existence of a Default, the Administrative Agent (or any designee of the Administrative Agent) is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

         5. CERTIFICATES, SCHEDULES AND REPORTS. Each Debtor will from time to time, as the Administrative Agent may reasonably request, deliver to the Administrative Agent such schedules, certificates and internally prepared reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Administrative Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Administrative Agent may specify. Each Debtor shall immediately, upon an officer or agent becoming aware, notify the Administrative Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which loss or depreciation is material to Borrower and its Subsidiaries taken as a whole, and such notice shall specify the amount of such loss or depreciation.

         6. AGREEMENTS OF THE DEBTORS. Each Debtor (a) authorizes Administrative Agent to file all financing statements, and amendments thereto, deemed reasonably appropriate by Administrative Agent in connection with the perfection of a security interest in the Collateral (and will pay the cost of filing or recording the same in all public offices deemed reasonably necessary by Administrative Agent), and will, upon request of Administrative Agent, execute such financing statements, and amendments thereto, and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by Administrative Agent) and do such other acts and things, all as the Administrative Agent may

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from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities; (b) will keep all its Inventory and other tangible Collateral at, and will not maintain any place of business at any location other than, its address(es) shown on Schedules I and II hereto or at such other addresses of which such Debtor shall have given the Administrative Agent not less than 30 days' prior written notice; (c) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Administrative Agent or its designees to determine at any reasonable time the status of the Non-Tangible Collateral; (d) will furnish Administrative Agent such information concerning such Debtor, the Collateral and the Account Debtors as Administrative Agent may from time to time reasonably request; (e) will permit Administrative Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon reasonable request of the Administrative Agent during the existence of a Default, deliver to Administrative Agent all of such records and papers; (f) will, upon reasonable request of Administrative Agent, stamp on its records concerning the Collateral, and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form reasonably satisfactory to the Administrative Agent, of the security interest of the Administrative Agent hereunder; (g) except for sale or lease of assets permitted by the Credit Agreement, and except for the licensing of such Debtor's Intellectual Property in the ordinary course of such Debtor's business upon fair and reasonable terms which are fully disclosed in writing in advance to the Administrative Agent, and the abandonment of Intellectual Property which is no longer useful the business or otherwise not economically desirable, will not sell, lease, license or assign any Collateral or create or permit to exist any Lien on any Collateral other than Permitted Liens; (h) will at all times keep all of its Inventory and other Goods insured under policies maintained in accordance with SECTION 4.8 of the Credit Agreement and cause all such policies to provide that loss thereunder shall be payable to the Administrative Agent as its interest may appear (it being understood that (A) so long as no Default shall be existing, the Administrative Agent shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default shall be existing, the Administrative Agent may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as required by SECTION 1.5.3 of the Credit Agreement), and such policies or certificates thereof shall, if the Administrative Agent so requests, be deposited with or furnished to the Administrative Agent; (i) will take such actions as are reasonably necessary to keep its Inventory and Equipment in good repair and condition and in good working order, ordinary wear and tear excepted; (j) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods in accordance with the Credit Agreement;
(k) will promptly notify Administrative Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof which is subject to certificate of title statutes; (l) will upon request of the Administrative Agent, (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Administrative Agent in the Equipment covered thereby, and (ii) deliver all such certificates to the Administrative Agent or its designees;
(m) will take all steps reasonably
necessary to protect, preserve and maintain all of its rights in the Collateral; (n) will promptly notify Administrative Agent in writing upon acquiring or otherwise obtaining any Intellectual Property after the date hereof which is the subject of a registration or application; (o) except as listed on Schedule VI, will keep all of the tangible Collateral in the United States; (p) will promptly notify Administrative Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights, Chattel Paper or Electronic Chattel Paper and, upon the request of Administrative Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by Administrative Agent to deliver to Administrative Agent control with respect to such Collateral; (q) will promptly notify Administrative Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments in excess of $25,000, individually or in excess of $50,000 in the aggregate (other than instruments submitted for collection in the ordinary course of business) and, upon the request of Administrative Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by Administrative Agent to deliver to Administrative Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of the Administrative Agent; (r) with respect to Collateral with a value in excess of $25,000 in the possession of a particular third party, other than Certificated Securities and Goods covered by a Document, will obtain an acknowledgment from such third party that it is holding the Collateral for the benefit of the Administrative Agent; (s) will promptly notify the Administrative Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim in excess of $25,000 individually or Commercial Tort Claims in excess of $50,000 in the aggregate after the date hereof against any third party, and, upon the request of Administrative Agent, will promptly enter into an amendment to this Agreement, and do such other acts or things deemed appropriate by the Administrative Agent to give Administrative Agent a security interest in such Commercial Tort Claim or Commercial Tort Claims, as applicable; (t) will not change its state of incorporation or organization or Type of Organization or principal place of business or chief executive office; (v) will not change its legal name without providing Administrative Agent with at least 30 days' prior written notice; and (w) will reimburse the Administrative Agent for all reasonable out-of-pocket expenses, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Administrative Agent), incurred by the Administrative Agent in seeking to collect or enforce any rights in respect of such Debtor's Collateral.

         Any reasonable out-of-pocket expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by Debtors. Except as otherwise expressly set forth in Section 2, whenever a Default shall be existing, the Administrative Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Administrative Agent do any and all lawful acts and execute any and all proper documents required by the Administrative Agent in aid of such enforcement, and Debtor shall promptly, upon demand, reimburse and indemnify the Administrative Agent for all costs and expenses incurred by the Administrative Agent in the exercise of its rights under this Section 6. Notwithstanding the foregoing, the Administrative Agent shall have no obligation or liability regarding the Collateral or any thereof by reason of, or arising out of, this Agreement.

         7. DEFAULT. Whenever a Default shall be existing, the Administrative Agent may exercise from time to time any right or remedy available to it under applicable law. Each Debtor agrees, in case of Default which is continuing, (i) at the Administrative Agent's request, to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Administrative Agent, and (ii) at the Administrative Agent's request, to execute all such documents and do all such other things which may be necessary or desirable, subject to the proviso contained in Section 2 above, in order to enable the Administrative Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten days before such disposition. Administrative Agent may sell the Collateral without giving any warranties as to the Collateral, including, any warranties of title, possession, quiet enjoyment and the like. Any cash Proceeds of any enforcement, collection or disposition by the Administrative Agent of any of the Collateral may be applied by the Administrative Agent to payment of expenses in connection with the Collateral, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Administrative Agent), and any balance of such cash Proceeds may be applied by the Administrative Agent toward the payment of such of the Liabilities, and in such order of application, as required in SECTION 1.5.3 of the Credit Agreement. If Administrative Agent disposes of any of the Collateral upon credit, the applicable Debtor will be credited with only those payments actually made by the purchaser and received by Administrative Agent. In the event the purchaser of such Collateral fails to pay for such Collateral, Administrative Agent may resell such Collateral and the applicable Debtor shall be credited with any cash Proceeds of the sale.

         8. GENERAL. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the applicable Debtor, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of such Collateral.

         Any notice required or permitted to be given under this Agreement shall be sent by United States mail, telegraph, telex, fax or nationally established overnight courier service, and shall be deemed received (i) when received by the addressee if sent via the United States mail, postage prepaid, (ii) when delivered to the appropriate office or machine operator for transmission, charges prepaid, if sent by telegraph or telex (answerback confirmed in the case of telexes), (iii) when receipt thereof by the addressee is confirmed by telephone if sent by fax and (iv) one business day after delivery to an overnight courier service, if sent by such service, in each case addressed to the relevant party at the address set forth for such party on the signature pages hereof or to the Credit Agreement or at such other address as may be designated by such party in a notice sent in accordance with the terms of this
Section 8 to the other parties.

         Each of the Debtors agrees to pay all expenses, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Administrative Agent or any Lender Party) paid or incurred by the Administrative Agent or any Lender Party in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement, and such obligations will themselves be Liabilities.

         No delay on the part of the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         This Agreement shall remain in full force and effect until all Liabilities (other than contingent indemnification obligations) have been paid in cash in full and all Commitments have terminated. Upon such termination, the Administrative Agent hereby agrees to deliver at the Debtors' sole expense, without any representation, warranties or recourse of any kind whatsoever, all Collateral held by the Administrative Agent and to execute and deliver to the Debtors such release documents as they may reasonably request to evidence such termination. If at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State, except to the extent that the UCC provides for the application of the law of a different state. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Notwithstanding anything contained in the preceding paragraph or herein, if, in accordance with the terms of the Credit Agreement and the other Loan Document, any Debtor party to this Agreement shall no longer be a direct or indirect subsidiary of (i) the Borrower or any direct or indirect subsidiary of the Borrower or (ii) the parent of the Borrower, then the security granted by such Debtor shall upon written notice thereof to Administrative Agent be released, and this Agreement, with respect to such Debtor, shall be terminated. The Administrative Agent hereby agrees to deliver, at such Debtor's sole expense, without any representation, warranties or recourse of any kind whatsoever, all Collateral held by the Administrative Agent and execute and deliver to such Debtor such release documents as such Debtor may reasonably request to evidence such termination.

         The rights and privileges of the Administrative Agent hereunder shall inure to the benefit of its successors and assigns.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         EACH OF EACH DEBTOR, THE ADMINISTRATIVE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         9. POWER OF ATTORNEY. Each of the Debtor's hereby irrevocably appoints Administrative Agent as such Debtor's attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor or otherwise to carry out the acts described below. Subject to the terms of the Credit Agreement, upon the occurrence and during the continuance of an Event of Default, and the giving by Administrative Agent of written notice to the Debtors of an Event of Default, each Debtor hereby authorizes Administrative Agent to, in its sole discretion
(i) endorse such Debtor's name on all applications, documents, papers and instruments necessary or desirable for Administrative Agent in the enforcement of its security interest in the Collateral, (ii) take any other actions with respect to Collateral as Administrative Agent deems is in the best interest of itself and the Lenders, (iii) grant or issue any exclusive or nonexclusive license under the Collateral to anyone on commercially reasonable terms, and (iv) assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to anyone on commercially reasonable terms consistent with the procedures in SECTION 7 hereof. Each Debtor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement shall have been terminated pursuant to SECTION 8 hereof. Each Debtor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of Administrative Agent or Lenders under the Credit Agreement, but rather is intended to facilitate the exercise of such rights and remedies. Administrative Agent, for the benefit of Lenders shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the UCC.

                             SIGNATURE PAGE FOLLOWS

            SIGNATURE PAGE TO DOMESTIC SUBSIDIARY SECURITY AGREEMENT

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

DEBTORS:

CCC CONSUMER SERVICES INC.,                 CCC PARTSCO HOLDINGS, INC.,
a Delaware corporation                      a Delaware corporation

By:  /s/ Reid E. Simpson                    By:  /s/ Reid E. Simpson
    --------------------                       ---------------------
Name:  Reid E. Simpson                      Name:  Reid E. Simpson
Title: Chief Financial Officer              Title: Executive Vice President

Address:                                    Address:

444 Merchandise Mart                        444 Merchandise Mart
Chicago, IL  60654                          Chicago, IL  60654


CCC CONSUMER SERVICES SOUTHEAST INC.,       ASSET MANAGEMENT INC.,
a Delaware corporation                      a Delaware corporation


By:  /s/ Reid E. Simpson                    By:  /s/ Reid E. Simpson
   -------------------------------------       ---------------------
Name:  Reid E. Simpson                      Name:  Reid E. Simpson
Title: Chief Financial Officer              Title: Chief Financial Officer

Address:                                    Address:

1100 South State Road 7, Suite 201          444 Merchandise Mart
Margate, FL  33068                          Chicago, IL  60654

            SIGNATURE PAGE TO DOMESTIC SUBSIDIARY SECURITY AGREEMENT

                                   LASALLE BANK NATIONAL
                                   ASSOCIATION, as Administrative Agent


                                   By:  /s/ Aimee Daniels
                                      -------------------
                                        Aimee Daniels,
                                        Senior Vice President and Division Head

            FORM OF JOINDER TO DOMESTIC SUBSIDIARY SECURITY AGREEMENT

         The undersigned hereby joins in that certain Domestic Subsidiary Security Agreement originally executed and delivered by ___________________ (the "Original Debtors") (as such Domestic Subsidiary Security Agreement may be amended, restated or otherwise modified from time to time, "Security Agreement") for purposes of becoming a party thereto as one of the "Debtors" and agrees to comply with all terms and conditions of the Security Agreement. The undersigned acknowledges and agrees that any and all references in the security agreement to "Debtors" shall be deemed to refer to the original Debtors and any Debtors which have executed a Joinder to the Security Agreement and/or the undersigned, as the case may be.

         IN WITNESS WHEREOF, the undersigned has executed this Joinder as of April 17, 2001.

                                                  By: _________________________

                                                  Name:________________________

                                                  Title:_______________________